UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 12, 2007
Date of Report (Date of earliest event reported)

ZORO MINING CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-127388	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1000, 789 West Pender Street, Vancouver, British Columbia, Canada	V6C 1H2
(Address of principal executive offices)	(Zip Code)

(604) 606-7979
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01          Entry into a Material Definitive Agreement.

In accordance with the terms and conditions of a certain Mineral Property Acquisition Agreement, dated for reference as fully executed on April 12, 2007 (the "Option Agreement"), as entered between Zoro Mining Corp. (the "Company") and each of Eduardo Esteffan M., Fresia Sepulveda H., Eduardo Esteffan S., Gretchen Esteffan S., Claudio Esteffan S. and Integrity Capital Group, LLC (collectively, the "Vendors"); a copy of which Option Agreement being attached as an Exhibit to this Current Report; the Vendors therein granted to the Company the sole and exclusive option (the "Option") to acquire a 100% undivided legal, beneficial and registerable interest in and to certain unencumbered mineral property interests which are located in each of the following jurisdictions (collectively, the "Property"):

(a)       the Las Animas Project located in Mexico and comprising approximately 2,700 hectares;

(b)       the Costa Rica Project located in Chile and comprising approximately 2,100 hectares, the Escondida Project also located in Chile and comprising approximately 2,000 hectares; the Rio Sur Project also located in Chile and comprising approximately 1,300 hectares and the Don Beno Project located in Chile and comprising approximately 6,000 hectares; and

(c)       the Yura Project located in Peru and comprising approximately 2,000 hectares.

In order to keep the right and Option granted to the Company in respect of the Property in good standing and in force and effect during the "Option Period" and prior to the proposed "Closing" under the Option Agreement; the Option Period and the Closing to occur within 90 days of the execution date of the Option Agreement; the Company is be obligated to provide the following consideration to the Vendors in the following manner prior to Closing:

(a)       Affiliate Share Transfer: in contemplation of each of the Vendor's various and potential continuing roles within the Company upon the exercise of the Option and the proposed Closing of the Option Agreement, the Company will be required to cause a certain existing founding shareholder of the Company to sell an aggregate of 35,500,000 restricted and control and issued and outstanding common shares from the holdings of such shareholder in and to the Company (each an "Affiliate Share") to the order and direction of the Vendors at a purchase price of U.S. $0.0001 per Affiliate Share;

(b)       Consulting Arrangements: in contemplation of certain agents to the Vendors having and continuing to have certain roles within the Company upon the exercise of the Option and the proposed Closing of the Option Agreement; and to take effective only upon the Closing; the Company will use its reasonably commercial efforts to enter into industry standard forms of proposed consulting arrangements (collectively, the "Consulting Arrangements") with certain of the finally determined agents to the Vendors (collectively, the "Consultants") therein providing for, without limitation, the provision of certain consulting services to be provided by the Consultants to the Company in connection with the exploration, development and expansion of the Property in consideration of, among other matters, the provision of the monthly payments by the Company to each of the Consultants together with entitlement for the Consultants to participate in the Company's then incentive stock option plan subject, at all times, to the final determination of the Board of Directors of the Company in each such instance; and

(c)       Maintenance payments: pay, or cause to be paid, to or on the Vendors' behalf as the Company may determine, in the Company's sole and absolute discretion, all underlying option, regulatory and governmental payments and assessment work required to keep the mineral property interests comprising the Property and any underlying option agreements respecting any of the mineral property interests comprising the Property in goodstanding prior to the Closing of the Option Agreement.

At such time as the Company has caused the completion of the Affiliate Share Transfer, entered into each of the Consulting Arrangements and made each of the required maintenance payments within the Option Period, then the Option shall be deemed to have been exercised by the Company, and the Company shall have thereby, in accordance with the terms and conditions of this Option Agreement and without any further act required on its behalf, acquired an undivided 100% legal, beneficial and registerable interest in and to the mineral property interests comprising the Property.

Prior to the exercise of the Option the Company may terminate the Option by providing a notice of termination to the Vendors in writing of its desire to do so at least 30 calendar days prior to its decision to do so. After such 30-calendar days' period the Company shall have no further obligations, financial or otherwise, under the Option Agreement, other than: (i) to leave in good standing for a period of at least 60 calendar days from the termination of the Option the mineral property interests comprising the Property; (ii) cause to be delivered to the Vendors any Property transfer documents in recordable form whereby the Company's entire right, title and interest in and to the mineral property interests comprising the Property has been transferred to the Vendors free and clear of all liens or charges arising from the Purchaser's activities on the interests comprising the Property; and (iii) deliver at no cost to the Vendors within 30 calendar days of such termination copies of all reports, maps, assay results and other relevant technical data compiled by or in the possession of the Company with respect to the mineral property interests comprising the Property.

The Company is in the process of evaluating the various Property interests and completing its initial due diligence in order to determine its best course of action during the Option Period in an anticipation of moving towards Closing under the Option Agreement in due course.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01          Financial Statements and Exhibits.

(a)       Financial statements of businesses acquired.

Not applicable.

(b)       Pro forma financial information.

Not applicable.

(c)       Shell company transactions.

Not applicable.

(d)       Exhibits.

Submitted herewith:

Exhibit	Exhibit Description
10.1

Mineral Property Acquisition Agreement, dated for reference as fully executed on April 12, 2007, as entered into as entered between Zoro Mining Corp. and each of Eduardo Esteffan M., Fresia Sepulveda H., Eduardo Esteffan S., Gretchen Esteffan S., Claudio Esteffan S. and Integrity Capital Group, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ZORO MINING CORP.
Date: April 13, 2007.	By: /s/ "Terence F. Schorn" _____________________________________________ Name: Terence F. Schorn Title: Director

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